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                                                                    Exhibit 10.7

                             EMPLOYMENT AGREEMENT
                                    BETWEEN
                     PATTERN PROCESSING TECHNOLOGIES, INC.
                                      AND
                                  ARYE MALEK


     THIS AGREEMENT, made and entered into in the City of Eden Prairie, State of Minnesota, this 1st day of May, 1990, by and between Pattern Processing Technologies, Inc., a corporation duly organized and existing under the laws of the State of Minnesota, hereinafter sometimes referred to as "the Corporation", and Arye Malek hereinafter sometimes referred to as "Employee";

                                   ARTICLE 1

                                   EMPLOYMENT

     1.1) The Corporation hereby employs Employee, and Employee agrees to work for Corporation at such duties as are assigned to him/her from time to time by the directors and officers of the Corporation.

                                   ARTICLE 2

                                     TERM

     2.1) The term of this Agreement shall be for a period of one (1) year commencing May 1, 1890, unless sooner terminated as hereinafter provided. The Agreement shall thereafter continue in effect from year to year unless altered or terminated as hereinafter provided.
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                                   ARTICLE 3

                                    DUTIES

          3.1) Employee agrees, unless otherwise specifically authorized by the Corporation, to devote his/her full time and effort to his/her duties for the profit, benefit and advantage of the business of the Corporation.

                                   ARTICLE 4

                                 COMPENSATION

          4.1) Corporation agrees to pay Employed a base salary of $1,875.00 semimonthly.

                                   ARTICLE 5

                                   INSURANCE

          5.1) Employee agrees that the Corporation may, from time to time, apply for and take out in its own name and at its own expense, life, health, accident, or other insurance upon Employee that the Corporation may deem necessary or advisable to protect its interest hereunder; and Employee agrees to submit to any medical or other examination necessary for such purposes and to assist and cooperate with the Corporation in preparing such insurance; and Employee agrees that he/she shall have no right, title, or interest in or to such insurance.

                                   ARTICLE 6

                                NON-COMPETITION

          6.1)  The Corporation and the Employee acknowledge that:

                (01) The Corporation's business is highly competitive;

                (02) The essence of such business consists of confidential information and trade secrets as described in Article 7, all of which are zealously protected and kept secret by the Corporation;

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                (03) In the course of his/her employment. Employee will acquire the information described in Article 7 and that the Corporation would be adversely affected if such information subsequently, and in the event of the termination of the Employee's employment, is used for the purposes of competing with the Corporation;

                (04) The Corporation markets its products throughout the United
                     States;

                (05) For those reasons, both the Corporation and the Employee further acknowledge and agree that the restrictions contained herein are reasonable and necessary for the protection of their respective, legitimate interests.

          6.2) Employee agrees that from and after the date hereof for the term of employment specified in Article 2 above and one (1) year thereafter, he/she will not, without the express written permission of the Corporation, directly or indirectly own, manage, operate, control, land money to, endorse the obligations of, or participate or be connected as an officer, 5% or more stockholder of a publicly hold company, stockholder of a closely held company, employee, partner, or otherwise, with any enterprise or individual engaged in the business of developing, manufacturing or marketing products to persons or companies that were customers of the Corporation during the term of this agreement, or with any enterprise or individuals engaged in the business of developing, manufacturing or marketing products that have been, are being or are planned to be developed by the Corporation and will not in any manner, either directly or indirectly, compete with the Corporation in such business, it is understood and acknowledged by both parties that, inasmuch as the Corporation's products are marketed nationwide, that this covenant not to compete shall be enforced throughout the United States.

          6.3) Employee, during the term of his/her employment by the Corporation, shall at all times keep the Corporation informed of any business activity and outside employment, and shall

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not engage in any activity or employment which may be in conflict with the
Corporation's interests.

          6.4)  If the Employee shall breach any of the provisions of this
Article 5, Corporation may enjoin him/her from continued breach, in addition to pursuing any other available legal and equitable remedies.

                                   ARTICLE 7

                  CONFIDENTIAL INFORMATION AND TRADE SECRETS

          7.1) Employee has acquired and will acquire information and knowledge respecting the intimate and confidential affairs of the Corporation including, without limitation, confidential information with respect to the Corporation's products, packages, improvements, designs, processes, customer lists, trade secrets, business and trade practices, sales or distribution methods and other confidential information pertaining to the Corporation's business or financial affairs, which may or may not be patentable, which are developed by the Corporation at considerable time and expense, and which could be unfairly utilized in competition with the Corporation. The term "trade secret" shall be defined as follows:

     A trade secret may consist of any formula, pattern, device or compilation of information which is used in one's business, and which gives him/her an opportunity to obtain an advantage over competitors who do not know or use it.

Accordingly, Employee agrees that he/she shall not, during the period of his/her employment hereunder or thereafter, use for his/her own benefit such confidential information or trade secrets acquired during the term of his/her employment by the Corporation. Further, during the period of his/her employment hereunder and thereafter, the Employee shall not, without the written consent of the Board of Directors of the Corporation or a person duly authorized thereby, disclose to any

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person, other than an employee of the Corporation nor a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his/her duties, any confidential information or trade secrets obtained by him/her while in the employ of the Corporation.

          7.3) Upon termination of employment, Employee agrees to deliver to the Corporation all materials that include confidential information or trade secrets, such as customer lists, product formulations, instruction sheets, drawings, manuals, letters, notes, notebooks, books, reports and copies thereof, and all other materials of a confidential nature which belong to or relate to the business of the Corporation.

                                   ARTICLE 8
                          IMPROVEMENTS AND INVENTIONS

          8.1) Employee shall promptly and fully disclose to the Corporation, any and all ideas, improvements, discoveries and inventions, whether or not they are believed to be patentable (all of which are hereinafter referred to as "Inventions"), which Employee conceives or first actually reduces to practice, either solely or jointly with others, during the period of Employee's employment or within two years after termination of employment, and which relate to the business now or hereafter carried on or contemplated by the Corporation or which results from any work performed by Employee for the Corporation.

          8.2) All such Inventions shall be the sole and exclusive property of the Corporation, and during the term of his/her employment and thereafter, whenever requested to do so by the Corporation, Employee shall execute and assign any and all applications, assignments and other instruments which the Corporation shall deem necessary or convenient in order to apply for and

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obtain Letters Patent of the United States and/or of any foreign countries for such Inventions and in order to assign and convey to the Corporation or its nominee the sale and exclusive right, title and interest in and to such Inventions, and Employee shall render aid and assistance in any interference or litigation pertaining thereto, all expenses reasonably incurred by Employee at the request of the Corporation shall be borne by the Corporation.

          8.3) To the extent, if any, that Minnesota law is determined to apply to the enforceability of this Agreement, Minnesota Statute Section 181.78 provides that the Agreement does not apply, and written notification is hereby given to the Employee that this Agreement does not apply, to an Invention for which no equipment, supplies, facility or trade secret information of the Corporation was used and which was developed entirely on the Employee's own time, and (1) which does not relate (a) directly to the business of the Corporation, or (b) to the Corporation's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the Employee for the Corporation.

                                   ARTICLE 9

                             JUDICIAL CONSTRUCTION

          9.1) The Employee believes and acknowledges that the provisions contained in this Agreement, including the covenants contained in Articles 6, 7 and 8 of this Agreement, are fair and reasonable. Nonetheless, it is agreed that if a court finds any of these provisions to be invalid in whole or in part under the laws of any state, such finding shall not invalidate the covenants, nor the Agreement in its entirety, but rather the covenants shall be construed and/or blue-line, reformed or rewritten by the court as if the most restrictive covenants permissible under applicable law were contained herein.

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                                   ARTICLE 10

                           RIGHT TO INJUNCTIVE RELIEF

          10.1) Employee acknowledges that a breach by the Employee of any of the terms of Articles 6, 7, 8 or 9 of this Agreement will render irreparable harm to the Corporation; and that the Corporation shall therefore be entitled to any and all equitable relief, including, but not limited to, injunctive relief, and to any other remedy that may be available under any applicable law or agreement between the parties, and to recover from the Employee all costs of litigation including, but not limited to, attorneys' fees and court costs.

                                   ARTICLE 11

                                  TERMINATION

          11.1) Either party shall have the right to terminate this Agreement upon fourteen (14) days notice to the other, and the Corporation shall pay Employee until the date of termination, unless the Corporation terminates the Agreement because the Employee has violated either Articles 6, 7, 8 or 9,. in which case no additional compensation shall be payable to Employee.

                                   ARTICLE 12

                        CESSATION OF CORPORATE BUSINESS

          12.1) This Agreement shall cease and terminate if the Corporation shall discontinue its business, and all rights and liabilities thereunder shall cease, except as provided in Article 13.

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                                   ARTICLE 13

                                   ASSIGNMENT

          13.1) The Corporation shall have the right to assign this contract to its successors or assigns, and all covenants or agreements hereunder shall inure to the benefit of and be enforceable by or against its successors or assigns.

          13.2) The terms "successors" and "assigns" shall include any Corporation which buys all or substantially all of the Corporation's assets, or a controlling portion of its stock, or with which it merges or consolidates.

                                   ARTICLE 14

                    FAILURE TO DEMAND PERFORMANCE AND WAIVER

          14.1) The Corporation's failure to demand strict performance and compliance with any part of this Agreement during the Employee's employment shall not be deemed to be a waiver of the Corporation's rights under this Agreement or by operation of law. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

                                   ARTICLE 15

                                ENTIRE AGREEMENT

          15.1) The Corporation and the Employee acknowledge that this Agreement contains the full and complete agreement between and among the parties, that there are no oral or implied agreements or other modifications not specifically set forth herein, and that this Agreement supersedes any prior agreements or understandings, if any, between the Corporation and Employee, whether written or oral. The parties further agree that no modifications of this

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Agreement may be made except by means of a written agreement or memorandum signed by the parties.

                                   ARTICLE 16

                                 GOVERNING LAW

          16.1) The parties acknowledge that the Corporation's principal place of business is located in the State of Minnesota, that this Agreement has been entered into in the State of Minnesota and that they wish legal certainty and predictability as to the terms of their undertaking. Accordingly, the parties hereby agree that this Agreement shall be construed in accordance with the laws of the State of Minnesota.

          IN WITNESS WHEREOF, the Corporation has hereunto signed its name and the Employee hereunder has signed his/her name, all as of the day and year first above written.


                                  PATTERN PROCESSING TECHNOLOGIES, INC.


____________________________      By:______________________________________
Witness                              Its:__________________________


                                  EMPLOYEE


____________________________      _________________________________________
Witness                           Arye Malek

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